Exhibit 99.1

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

This Amendment No. 1 (the “Amendment”), dated as of April 28, 2008, to that certain Stock Purchase Agreement (the “Agreement”) made as March 31, 2008 by and between Empire Resorts, Inc., a Delaware corporation (the “Company”), and LRC Acquisition LLC, a New York limited liability company (“Purchaser”), is made pursuant to Section 7.1 of the Agreement.

RECITALS:

WHEREAS, the Company and Purchaser are parties to the Agreement;

WHEREAS, the parties hereto wish to amend the Agreement as set forth below; and

WHEREAS, Louis R. Cappelli (“Guarantor”), agrees to guarantee for the benefit of the Company, and its successors and assigns, all obligations of Purchaser with respect to the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1.           Section 1 is hereby deleted in its entirety and replaced with the following:

“1.           Purchase and Sale of the Shares. The Company hereby agrees to issue and sell to each of the Purchasers, and each of the Purchasers hereby agrees to purchase, the number of Shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A hereto (the “Shares”) for the aggregate purchase price set forth opposite such Purchaser’s name on Exhibit A hereto (the “Purchase Price”), which Purchase Price shall equal a per share price of $1.233 per share.  The purchase and sale of 811,030 of the Shares shall take place at 10:00 a.m. on April 28, 2008 at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, or at such other time and place as the Purchasers and the Company may mutually agree (the “Initial Closing”). The purchase and sale of an additional 811,030 of the Shares shall take place at 10:00 a.m. on May 30, 2008 at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, or at such other time and place as the Purchasers and the Company may mutually agree (the “Second Closing”).  The purchase and sale of the balance of the Shares (2,577,940 of the Shares) shall take place at 10:00 a.m. on June 30, 2008 at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, or at such other time and place as the Purchasers and the Company may mutually agree (the “Closing Date,” and together with the Initial Closing and the Second Closing, each a “Closing”).  At each Closing, the Company shall deliver to each Purchaser a certificate or certificates, registered in such Purchaser’s name as set forth on Exhibit A, representing the number of Shares to be issued pursuant to this Section 1 to be purchased by such Purchaser, against payment of the Purchase Price therefor.  The Purchase Price for the Shares shall be payable by check or by wire transfer of immediately available funds to an account designated by the Company.”

2.           Section 5.2(a) is hereby deleted in its entirety and replaced with the following:

“(a)           Company shall promptly prepare, and shall file as promptly as practicable, but in any event no later than the sixtieth (60th) day following the Closing Date, a registration statement with respect to the Shares to be purchased by Purchaser pursuant to this Agreement (together with all amendments thereto, the “Registration Statement”). The Company will cause the Registration Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.  The Company shall use all best efforts to qualify such Shares under any applicable state securities laws.  The Company shall use all best efforts to cause the Registration Statement to become effective as soon as practicable, and to obtain all consents or waivers of other parties that are required therefor as soon as practicable.  The all costs and expenses incurred in connection with the Registration Statement shall be for the account of and shall be paid by the Company.”

3.           The following Section 7.11 shall be added as follows:

“7.11                      Guaranty.  Guarantor hereby unconditionally and irrevocably guarantees to the Company the due, punctual and full payment and performance of, and covenants with the Company to duly, punctually and fully pay and perform, and to be fully liable to the Company for all obligations of Purchaser evidenced or set forth in this Agreement.”

4.           This Amendment shall be shall be governed by and construed in accordance with the laws of the Delaware, without regard to conflicts of law rules of Delaware.

5.           This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.           The term “Agreement” as used in the Agreement shall be deemed to refer to the Agreement as amended hereby, and all references to the Agreement shall be deemed to include this Amendment. Except as set forth herein, the Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.

[Signature Page Follows]

[Signature Page to Amendment No. 1 to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.
EMPIRE RESORTS, INC.

By:	/s/ David P. Hanlon
Name: David P. Hanlon
Title: Chief Executive Officer

PURCHASER

LRC ACQUISITION LLC

By:	/s/ Louis R. Cappelli
Name: Louis R. Cappelli
Title: Managing Member

GUARANTOR

/s/ Louis R. Cappelli
Louis R. Cappelli